UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49746	88-0498181
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 327-9446

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into a Material Definitive Agreement

     On November 24, 2015 (the “Closing Date”), Viscount Systems, Inc. (the “Company”) consummated a series of transactions with three of its current preferred equity holders (the “Purchasers”) to raise $300,000 for the Company (the “Financing”). For purposes of this Current Report on Form 8-K (the “Report”), “Transaction Documents” refers to the Series B Demand Notes (as defined below), the Certificate of Designation (as defined below), the Series B Preferred Stock (as defined below), that certain transfer agent letter executed by the Company and its transfer agent instructing the Company’s transfer agent to reserve initially 147,000,000 shares for issuance in connection with the Financing, the Security Agreement (defined below), the IP Security Agreement (defined below), the Subsidiary Guaranty (defined below), the Certificate of Amendment (as defined below) and any and all instruments, certificates and/or other documents used to perfect all of the Purchasers’ security interests in the collateral including, but not limited to, any UCC-1 financing statements.

Series B Demand Notes

     On the Closing Date, in consideration for $300,000, the Company issued to the Purchasers Senior Secured Convertible Demand Promissory B Notes (the “Series B Demand Notes”) in the aggregate principal amount of $330,000 with an original issue discount of $30,000. The Series B Demand Notes are due and payable upon receipt of a written demand notice from the Purchasers and failure to repay the Series B Demand Note upon receipt of a written demand notice constitutes an event of default. The Series B Demand Notes accrue interest at 8% for each 30 days that the Series B Demand Notes remain outstanding and the interest rate will be increased upon an event of default to the lesser of 21% per annum and the highest amount permitted by applicable law. Interest payments must be made quarterly and may be made in cash or in the form of Series B Demand Notes.

     The Series B Demand Notes may be converted (subject to certain beneficial ownership limitations), at the option of the holder, into shares (the “Conversion Shares”) of the Company’s common stock (the “Common Stock”) at a conversion price equal to sixty percent (60%) multiplied by the lowest bid price (or lowest sale price, as the case may be) of a share of Common Stock during the 20 consecutive trading days prior to the date of any conversion. The Company’s obligations to issue and deliver the Conversion Shares upon a conversion in accordance with the terms of the Series B Demand Note is absolute and unconditional. If a holder elects to convert the Series B Demand Note and the Company fails to deliver to the holder a certificate without a restrictive legend, the Company is required to pay the holder, in cash, as liquidated damages, for each $10,000 of conversion amount, $200 per trading day commencing the day after the date on which the shares were to have been delivered (increasing to $400 per trading day on the fifth (5th) trading day after such damages begin to accrue) for each trading day until the earlier of the date such certificates are delivered without restrictive legend or the holder rescinds the conversion.

     The conversion price of the Series B Demand Notes is subject to adjustment upon issuance of certain dividends and distributions, reorganization, consolidation or merger, stock splits, and issuance by the Company of a security at a lower price than the conversion price.

     In addition to failing to repay the Series B Demand Note in a timely manner as described above, the following also constitute events of default under the Series B Demand Notes:

  the Company’s failure to pay when due any interest or other payment due on and/or under the Series B Demand Note within two (2) days following the due date hereunder;

  a breach of any provision and/or default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents and/or any other document related to the Series B Demand Notes;
  the Company shall fail for any reason to obtain the consent of the holders for the Restricted Company Actions (as defined below);
  the Common Stock shall not be eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five (5) consecutive trading days from the first date of lack of eligibility;
  the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill” (i.e., the Depository Trust Company announces that it will not accept the deposit of shares of Common Stock into its participants’ street name accounts);
  failure to reserve and keep available out of its authorized and unissued Common Stock the number of shares of Common Stock as described in the Series B Demand Notes (initially 147,000,000 shares);
  the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;
  proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement;
  any default in any of the other Transaction Documents and/or other indebtedness of the Company and/or any of its subsidiaries; or
  a breach of any other provision of the Series B Demand Notes.

     For as long as any of the Series B Demand Notes remain outstanding, the Company must obtain express written consent from the holders of at least 50.1% of the aggregate principal amount of all of the Series B Demand Notes then outstanding to take the following actions (collectively, the “Restricted Company Actions”):

  amend, alter, change, waive or repeal any provision of the Company’s Articles of Incorporation or By-Laws, each as amended (the “Articles of Incorporation” and “By-Laws,” respectively) (and/or those of any of its subsidiaries), in any manner that could, directly and/or indirectly, adversely affect the rights of the holders;
  alter, waive, repeal, amend, and/or change any provision of the Series B Demand Note;
  incur any indebtedness (other than that outstanding and in such principal amount outstanding as of June 5, 2012 and that represented by the Series B Demand Notes and Series A Demand Notes (as defined below, and collectively, the “Notes”), Transaction Documents and the transaction documents for the Series A Demand Notes) which if any such amount is permitted to be paid down, in whole or in part, pursuant to the Series B Demand Note and is paid down, in whole or in part, cannot be borrowed again except (A) if such indebtedness constitutes permitted debt (as defined in the Series B Demand Notes), and (B) any such reborrowed permitted debt is counted on a dollar for dollar basis against the Permitted Debt Cap (as defined below); provided, however, that subject to the limitations provided in the Series B Demand Note, the Company and/or its subsidiaries may borrow together in the aggregate up to $1,000,000 principal amount of Permitted Debt (the “Permitted Debt Cap”);

  pay and/or make dividends, distributions and/or any other payment (whether in cash, securities or property) on any securities of the Company and/or any subsidiary other than to the holders of the Notes;
  enter into any transaction with any affiliate (as defined under the Securities Act of 1933, as amended, the “1933 Act”), which would be required to be disclosed in any public filing with the Securities and Exchange Commission (the “SEC”) pursuant to SEC laws, rules and/or regulations, other than any transaction pursuant to which an affiliate of the Company and/or subsidiary is employed pursuant to a written agreement by the Company and/or any subsidiary which is negotiated on an arms-length basis, is approved by the independent directors of the Company’s Board of Directors (the “Board”) and does not exceed industry standards, based upon the Company’s industry, the revenues and income of the Company and the work that such affiliate will perform pursuant to such arrangement;
  redeem, repurchase and/or otherwise enter into or effectuate a similar transaction for any securities of the Company and/or any subsidiary other than the Notes;
  other than the Notes, repay any indebtedness and/or other obligation other than (1) any bank debt outstanding as of June 5, 2012, but only in accordance with and to the extent of the terms and conditions of such bank debt as of June 5, 2012; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, no bank debt and/or any other indebtedness may be pre-paid, (2) any accounts payable incurred in the normal course of the Company’s historical and ordinary business, (3) $45,000 aggregate principal amount loan advanced on March 26, 2012 plus accrued, but unpaid simple interest of 8% per annum to a shareholder of the Company (the “ Lender”), provided that simultaneously with and as a condition to the repayment (including, but not limited to, accrued, but unpaid interest) to the Lender of such loan, the Lender provides to the Company (A) written evidence signed by the Lender that no other amounts are owed by the Company to the Lender pursuant to such loan, and (B) a full written release signed by the Lender of any and all claims by the Lender against the Company and/or its subsidiaries in respect of such loan (“Release Documents”), (4) up to $60,000 of outstanding principal on loans due to shareholders and related parties as disclosed on the Company’s balance sheet dated March 31, 2012 filed with the SEC on or about May 15, 2012, provided that in each case, Release Documents are obtained, and (5) any Permitted Debt in accordance with the terms and conditions in the Note;
  Other than the Notes, effect or enter into an agreement to effect any sale and/or issuance of Common Stock or common stock equivalents directly and/or indirectly involving a variable rate transaction;
  enter into any agreement or understanding (whether in writing, orally or otherwise) to do any of the above; or
  directly and/or indirectly create and/or otherwise permit to exist any liens on any assets of the Company and/or any of its subsidiaries except (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, or (iv) any liens securing any obligations of the Company and/or any subsidiary under the Notes.

     Additionally, without the consent of the holders of at least 50.1% of the Notes, the Company cannot take the following actions:

  effect any merger, acquisition, sale, consolidation, reorganization and/or similar transaction or a change of control (each, an “Event”), except any Event which upon the date of the occurrence or closing of any Event, as the case may be, (i) the holder receives in exchange for the Note, cash in an amount not less than two (2) times the then principal amount of the Note immediately prior to the occurrence or closing of such Event, plus all accrued, but unpaid interest and other payments owed to the holder by the Company and/or its subsidiaries, or (ii) if an Event is structured whereby the holder receives securities of a non-affiliated, third-party entity, the common stock of such entity is listed on a National Securities Exchange (as defined in the 1933 Act) and such common stock for the twenty (20) consecutive trading days has a daily market capitalization of no less than $100 million;
  decrease or increase the authorized size of the Company’s (and/or any of its subsidiaries’) Board other than as expressly provided in the Series B Demand Notes; or
  directly and/or indirectly, adopt, amend and/or supplement any new stock option plan and/or similar plan (the “SOP Plans”), except where the maximum number of shares of Common Stock that may be acquired directly and/or indirectly upon exercise of stock options issued under the SOP Plans, when aggregated with the maximum number of shares of Common Stock that may be acquired directly and/or indirectly under all other stock option plans and/or stock options outstanding as of the date hereof (including, but not limited to, all stock options issued prior to the date hereof under any SOP Plans and/or otherwise, regardless of whether any such SOP Plans and/or other stock options have terminated and/or expired with or without being exercised) does not and will not at any time prior to and including March 3, 2017, exceed in the aggregate 32,500,000 shares of Common Stock (which 32,500,000 shall be proportionately adjusted to take into account each stock split and/or reverse stock split occurring following March 31, 2014).

     The Series B Demand Note also requires the Company to reserve from its authorized shares of Common Stock a number of shares of Common Stock sufficient to convert all of the Purchaser’s Series B Demand Notes into shares of Common Stock. In order to do so, the Company has covenanted to increase its authorized shares to 3,000,000,000 shares as soon as possible. If the Company is unable to satisfy this covenant, the Company will owe to the Purchasers an amount equal to 2% of such Purchaser’s Series B Demand Notes plus all accrued but unpaid interest.

     The Series B Demand Notes further provide that all of the Company’s directors except for Mr. Ned L. Siegel and Mr. Alexander Buehler resign from their positions on the Board, that the maximum number of directors to be appointed to the Board be decrease from seven (7) to five (5) and that the holders owning 50.1% of the Notes have the right to appoint three (3) directors to the Board (to hold their positions until all amounts owed under the Notes and related Transaction Documents are paid in full, the “Note Directors”). In the event that the required holders of the Notes elect to replace any one of the three Note Directors during the period in which they have a right to do so and the replacement does not occur within five business days, the Company must pay to each Note holder $2,500 per day until the Note Directors are replaced. The Series B Demand Notes also provide that the Purchasers will have the right to appoint an observer to the Board.

Series A Demand Notes

     On the Closing Date, in consideration for consenting to the Financing and in exchange for their outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”), the Company issued to the Purchasers Senior Secured Convertible Demand Promissory A Notes (the “Series A Demand Notes”) in the aggregate principal amount of $2,172,978. The Series A Demand Notes contain substantially the same terms and conditions as the Series B Demand Notes except that interest accrues at 14% per annum if all or any portion of the interest payable on the Series A Demand Notes is paid in cash (increasing to the lesser of 21% per annum and the highest amount permitted by applicable law in case of an event of default) and it accrues at 5% for each 30 days if all or any portion of the interest payable on the Series A Demand Notes is paid in Series A Demand Notes (increasing to 8% for each 30 days in case of an event of default);

Security Interests in the Company’s Assets

     On the Closing Date and in connection with the Financing, the Company and its subsidiary entered into a Security and Pledge Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “IP Security Agreement”) with the Purchasers pursuant to which the Purchasers received a security interest in all of the Company’s assets, including its intellectual property. Upon any event of default under the Notes or related Transaction Documents, the Purchasers are entitled to take possession of the Company’s assets. The Company also entered into a Subsidiary Guarantee (the “Subsidiary Guarantee”) with its subsidiary pursuant to which the Company’s subsidiary agreed to guaranty the obligations of the Company with respect to Financing.

     The foregoing descriptions of the Series B Demand Note, the Series A Demand Note, the Security Agreement, the IP Security Agreement and the Subsidiary Guarantee are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 4.1, 4.2, 10.1, 10.2 and 10.3 to this Report, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

     The disclosure set forth above in Item 1.01 of this Report is incorporated by reference herein. The Notes were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the 1933 Act and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On November 24, 2015, in connection with the Financing, Craig Nemiroff was appointed as a director of the Company. Mr.Nemiroff has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 24, 2015, in connection with the Financing, the Company filed its Certificate of Designation of Viscount Systems, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Preferred Stock (the “Certificate of Designation,” and the series of preferred stock created upon filing of the Certificate of Designation, the “Series B Preferred Stock”) with the Secretary of State of Nevada. The Certificate of Designation, which amends the Articles of Incorporation, provides that the Company may issue up to 1,000 shares of Series B Preferred Stock. Holders of Series B Preferred Stock are entitled only to certain voting rights as described below. The Series B Preferred Stock is not entitled to receive dividends, any liquidation preference or conversion rights. The holders of Series B Preferred Stock have the following voting rights:

  For so long as the Series B Preferred Stock is outstanding, the holders owning at least 50.01% of the outstanding Series B Preferred Stock, voting separately as a class, have the right to vote in an amount equal to 80% of the total votes on all matters that the holders of Common Stock have the right to vote on and/or consent to, no matter how many shares of common stock are outstanding;
  The Company cannot (i) amend, alter or repeal any provision of the Articles of Incorporation or the By-laws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series B Preferred Stock, (ii) effect any reclassification of the Series B Preferred Stock, excluding a reverse stock split or forward split, or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series B Preferred Stock set forth herein; and
  amend, alter or repeal any provision of the Certificate of Designation; provided, however, that the Company may, by any means authorized by law and without any vote of the holders of shares of the Series B Preferred Stock, make technical, corrective, administrative or similar changes in the Certificate of Designation that do not, individually or in the aggregate, directly and/or indirectly adversely affect the rights or preferences of the holders of shares of the Series B Preferred Stock.

     On November 24, 2015, in connection with the Financing, the Company, with the consent of a majority of the holders of Series A Preferred Stock, amended its Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of Viscount Systems, Inc., as amended (the “A Certificate”), by filing the Certificate of Fourth Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of Viscount Systems, Inc. (the “Certificate of Amendment”). The Certificate of Amendment amended the rights of the holders of Series A Preferred Stock as follows:

  Removed Section 1(b) of the A Certificate eliminating the right of the holders of Series A Preferred Stock to consent to certain Company actions;
  Removed Section 8 of the A Certificate eliminating the restriction that the Company may not create, authorize and/or issue any securities that are senior to the Series A Preferred Stock;
  Removed Section 5(b) of the A Certificate requiring an adjustment to the conversion price of the Series A Preferred Stock upon the consummation of an offering of Series B Preferred Stock;
  Removed Section 10 of the A Certificate dictating the terms by which the shares of Series A Preferred Stock may be transferred;
  Removed Section 11 of the A Certificate requiring the Company to redeem the Series A Preferred Stock in certain circumstances;
  Removed Section 12 of the A Certificate requiring the vote of 67% of the aggregate stated value of the then outstanding shares of Series A Preferred Stock in order to amend the A Certificate;
  Removed Section 17 of the A Certificate eliminating the right of the holders of Series A Preferred Stock to appoint a board observer, or in certain circumstances a director, to the Board; and

  Removed Section 19 of the A Certificate eliminating certain penalties upon the Company’s failure to pay any amounts owed under the A Certificate.

     The foregoing descriptions of the Certificate of Designation and Certificate of Amendment are qualified in their entirety by reference to the provisions of such certificates filed as exhibits 3.1 and 3.2 to this Report, respectively, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Viscount Systems, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Preferred Stock
3.2	Certificate of Fourth Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of Viscount Systems, Inc.
4.1	Senior Secured Convertible Demand Promissory B Notes
4.2	Senior Secured Convertible Demand Promissory A Notes
10.1	Security and Pledge Agreement
10.2	Intellectual Property Security Agreement
10.3	Subsidiary Guarantee

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2015

VISCOUNT SYSTEMS, INC.

By:/s/ Scott Sieracki
Name: Scott Sieracki
Title: Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Viscount Systems, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Preferred Stock
3.2	Certificate of Fourth Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of Viscount Systems, Inc.
4.1	Senior Secured Convertible Demand Promissory B Notes
4.2	Senior Secured Convertible Demand Promissory A Notes
10.1	Security and Pledge Agreement
10.2	Intellectual Property Security Agreement
10.3	Subsidiary Guarantee